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                                  Exhibit 24.1

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                                                                    EXHIBIT 24.1

                                POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer and Robert J. Bigler, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments to the Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of The Estee Lauder Companies Inc., and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature           Title                               Date
      ---------           -----                               ----

/s/ Leonard A. Lauder     Chief Executive
----------------------    Officer and Director                Sept. 4, 1997
  Leonard A. Lauder       (principal executive officer)

/s/ Ronald S. Lauder      Director                            Sept. 4, 1997
----------------------
  Ronald S. Lauder

/s/ Fred H. Langhammer    Director                            Sept. 4, 1997
----------------------
  Fred H. Langhammer

/s/ William P. Lauder     Director                            Sept. 4, 1997
----------------------
  William P. Lauder

/s/ Marshall Rose         Director                            Sept. 4, 1997
----------------------
  Marshall Rose

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      Signature           Title                               Date
      ---------           -----                               ----

/s/ P. Roy Vagelos        Director                            Aug. 20, 1997
----------------------
  P. Roy Vagelos

/s/ Faye Wattleton        Director                            Sept. 4, 1997
----------------------
  Faye Wattleton

/s/ Robert J. Bigler      Senior Vice President
----------------------    and Chief Financial                 Sept. 4, 1997
  Robert J. Bigler        Officer (principal financial and
                          accounting officer)